EXHIBIT 21.1


                              LIST OF SUBSIDIARIES


-------------------------------------------------------------------------------
                                             STATE OR OTHER JURISDICTION OF
NAME OF SUBSIDIARY                                   INCORPORATION
-------------------------------------------------------------------------------

Signal Pharmaceuticals, Inc.              California

Anthrogenesis Corp.                       New Jersey

Celgene International, Inc.               Delaware

Celgene International SARL                Neuchatel, Switzerland